Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "286 LENOX PARTNERS LLC", FILED IN THIS OFFICE ON THE EIGHTH DAY OF JUNE, A.D. 2020, AT 4:24 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

3026634 8100
SR# 20205564024

Authentication: 203073333
Date: 06-09-20

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:24 PM 06/08/2020
FILED 04:24 PM 06/08/2020
SR 20205564024 - File Number 3026634

CERTIFICATE OF FORMATION
OF
286 LENOX PARTNERS LLC

This Certificate of Formation of **286 LENOX PARTNERS LLC** (the "LLC"), is being duly executed and filed by Kenneth Betts as an authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is **286 LENOX PARTNERS LLC**.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 8th day of June, 2020.

Kenneth Betts
Authorized Person